                                                                       EXHIBIT 1
                                                                       ---------

                                    AGREEMENT


         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of The Vincam Group, Inc.


         EXECUTED as a sealed instrument this 12th day of February, 1997.



                                    GREYLOCK LIMITED PARTNERSHIP

                                    By: Greylock Equity GP Limited Partnership
                                        General Partner


                                    By: /s/ Henry F. McCance
                                        ----------------------------------------
                                        Henry F. McCance
                                        Managing General Partner



                                    GREYLOCK EQUITY GP LIMITED PARTNERSHIP


                                    By: /s/ Henry F. McCance
                                        ----------------------------------------
                                        Henry F. McCance
                                        Managing General Partner


                                    /s/ Henry F. McCance
                                    --------------------------------------------
                                    Henry F. McCance




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